CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 8, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A 2-88816 and 811-3940) of Dreyfus Premier New Leaders Fund, Inc. (formerly known as Dreyfus New Leaders Fund, Inc.)








                                        ERNST & YOUNG LLP


New York, New York
September 25, 2002